Exhibit 99.1

Synthesis Energy Systems Strengthens Operations Leadership

HOUSTON, August 25, 2014 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) today announced that the SES Board of Directors is strengthening the company’s operational capabilities by putting more experienced and high level resources to accelerate and improve the financial performance of its multiple global initiatives, including distributed power, DRI steel and Chinese joint ventures.

“We believe this realignment brings new capability to SES. Executive leadership on the ground, combined with an increased vigor in financial creativity and structuring, will position the company to drive financial results,” said Robert W. Rigdon, SES president and CEO. “This move is intended to positively impact our initiatives with our partners, GE, Midrex Technologies/Kobe Steel, and Zhangjiagang Chemical Machinery.”

SES’ core commercial operations, Zao Zhuang (ZZ) and Yima JV methanol plants, showcase the advanced SES Gasification Technology’s unique ability to cleanly convert low-grade, low-cost feedstocks to high-value energy end products with significant advantaged economics over crude oil and LNG.

Charles Costenbader, who joined the company as Chief Financial Officer in September 2013, will now focus on SES operations as Chief Operating Officer. Roger L. Ondreko, who joined SES in May 2014 as Chief Accounting Officer and Corporate Secretary, will be given additional financial responsibilities serving as Chief Financial Officer and Corporate Secretary. Both Messrs. Costenbader and Ondreko report to Mr. Rigdon.

“I join my fellow Directors in thanking both Charlie and Roger for assuming these additional responsibilities for which they are well suited. Charlie’s multifaceted background includes international finance, engineering, operations and electric power projects, and Roger is a veteran financial executive with accounting, finance and commercial acumen. We look forward to maximizing financial results from our Chinese joint ventures and driving business in our global vertical market initiatives,” added Mr. Rigdon.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of SES operating assets; the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our product with Yima to produce earnings and pay dividends; our ability to develop and expand business of the ZCM joint venture in the joint venture territory; our ability to develop the SES power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; to reduce operating costs; our limited history, and viability of our technology; commodity prices, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future products; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop products. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:
David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:
Susan Roush

747.222.7012

PR@synthesisenergy.com